Exhibit 10.2

August 24, 2023

Holder of Warrants to Purchase Common Stock Issued on March 7, 2022

Re: Amendment to Existing Warrants

Dear [***] (the “Holder”):

This letter confirms that Eyenovia, Inc., a Delaware corporation (the “Company”), hereby amends, effective as of the date hereof, the Holder’s existing warrants to purchase up to 4,870,130 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $3.54 per share issued on March 7, 2022 (collectively, the “Existing Warrants”), by:

(i)	Reducing the Exercise Price (as defined therein) of the Existing Warrants to $2.23 and extending the termination date of the Existing Warrants until March 1, 2029.

(ii)	Restating in full Section 2(e) of the Existing Warrants as follows:

Holder’s Exercise Limitations. During the six-month period commencing on August 29, 2023, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise. Furthermore, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. Notwithstanding anything herein to the contrary, the provisions of this paragraph shall not be amended (the “Amendment Prohibition”) unless the stockholders of the Company approve a resolution to eliminate the Amendment Prohibition. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(iii)	Restating in full Section 5(l) of the Existing Warrants as follows:

Unless otherwise specified herein, this Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.

The foregoing amendments shall be referred to as the “Warrant Amendments”. Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

Reference is made to the anticipated issuance and sale by the Company to the Holder of shares of the Company’s common stock, warrants to purchase shares of common stock and pre-funded warrants to purchase shares of common stock (the “Transactions”), pursuant to that certain Securities Purchase Agreement, dated August 24, 2023, by and between the Company and the Holder. The effectiveness of the Warrant Amendments hereby contemplated is contingent upon the closing of the Transactions.

From and after the effectiveness of the Warrant Amendments, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein. In addition, the Company shall file a prospectus supplement to the applicable registration statement in connection with the amendment hereunder on the date hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

EYENOVIA, INC.

By:	/s/ Michael Rowe
Name: Michael Rowe
Title: Chief Executive Officer

Name of Holder: [***]

Signature of Authorized Signatory of Holder:	[***]

Name of Authorized Signatory: [***]

Title of Authorized Signatory: [***]

[Signature Page to Warrant Amendment Agreement]